UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

BLUE HILLS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-194486	46-5429062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

320 Norwood Park South, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 361-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 14, 2014, Blue Hills Bancorp, Inc. (the “Company”), Hyde Park Bancorp, Inc. (the “Mid-Tier”), Hyde Park Bancorp, MHC (the “MHC”) and Blue Hills Bank (together with the Company, the Mid-Tier and the MHC, “Blue Hills”) entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”), in connection with the mutual-to-stock conversion of the MHC and the related stock offering by the Company. KBW will act as selling agent during the subscription and community offerings and as sole book-running manager in any syndicated offering or firm commitment underwritten offering.

For these services, KBW will receive an advisory and administrative fee of $50,000, and a fee of 0.85% of the aggregate purchase price of common stock sold in the subscription and community offerings. No fee will be payable with respect to shares purchased by officers, directors, trustees or employees (or their immediate families) of Blue Hills, shares purchased by the Blue Hills tax-qualified employee benefit plans or stock based compensation plans or similar plans, and shares issued to the Blue Hills Bank Foundation.

Fees paid to KBW in any syndicated community offering will not exceed 5.25% of the aggregate purchase price of common stock sold in the syndicated community offering. In any firm commitment underwritten offering, the underwriting discount will not exceed 5.25% of the aggregate purchase price of common stock sold to investors in the firm commitment underwritten offering. All fees payable with respect to a syndicated community offering or firm commitment underwritten offering will be in addition to fees payable with respect to the subscription and community offerings.

KBW also will be reimbursed for its out-of-pocket expenses in the offering, including attorney’s fees and expenses, not to exceed $125,000. In the event of unusual circumstances or delays or a re-solicitation in connection with the offering, KBW will be reimbursed for its additional out-of-pocket expenses, including additional attorney’s fees and expenses, up to a maximum of $35,000.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-194486) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 14, 2014.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Agency Agreement dated May 14, 2014, by and among Blue Hills Bancorp, Inc., Hyde Park Bancorp, Inc., Hyde Park Bancorp, MHC and Blue Hills Bank and Keefe, Bruyette & Woods, Inc. (exhibits omitted)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE HILLS BANCORP, INC.

DATE: May 19, 2014	By:	/s/ William M. Parent
William M. Parent
President and Chief Executive Officer